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                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 8-K


                                   CURRENT REPORT
                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) October 1, 1996
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                             California Independent Bancorp
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                 Exact name of registrant as specified in its charter)

            California                    0-26552               68-0349947
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     (State of Incorporation)      Commission File Number)     (IRS Employer
                                                             Identification No.)

                       1005 Stafford Way, Yuba City, California  95991
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                          (Address of principal executive offices)


            Registrant's telephone number, including area code (916) 674-4444
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            (Former name or former address, if changed since last report.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 1, 1996, California Independent Bancorp's (the "Company") principal subsidiary Feather River State Bank (the "Bank"), acquired all of the outstanding shares of E.P.I. Leasing Co., Inc. ("EPI") from EPI's sole owner Carolyn E. Roth ("Roth") for cash. Ms. Roth is an unaffiliated party. EPI will be operated as a separate subsidiary of the Bank.

          The purchase price for the shares of EPI is an amount equal to EPI's cash and accounts receivable, leasing fees to be collected in the future, plus $100,000 for EPI's physical assets and $240,000 for EPI's goodwill.

     The Bank also entered into a three year employment agreement with Roth and a Non-Competition Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) (1) Not applicable as EPI is not a significant subsidiary in accordance with Reg. S-X Section 1-02(w).

          (2)  Not applicable.

          (3)  Not applicable.

          (4)  Not applicable

     (b)  (1)  Not applicable

          (2)  Not applicable

     (c)       (i)  Stock Purchase Agreement dated September 16, 1996 between the Bank and Roth, and related Employment Agreement and Noncompetition Agreement.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   California Independent Bancorp
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                                            (Company)


Date: October 8, 1996              By: /s/ ANNETTE BERTOLINI
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                                       Annette Bertolini,
                                       Senior Vice President
                                         and Chief Financial Officer

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